Form 10-K, Exhibit 13
period 1994-12-31
CONTINENTAL AIRLINES INC /DE/
filed 1995-04-13
CIK 319687

EXPURGATED                                CONFIDENTIAL
                                          TREATMENT
                                          REQUESTED BY
                                          CONTINENTAL
                                          AIRLINES, INC.

                                            Exhibit 10.13(a)


Supplemental Agreement No. 3

to

Purchase Agreement No. 1784

between

The Boeing Company

and

Continental Airlines Inc.

Relating to Boeing Model 767-324ER Aircraft


       THIS SUPPLEMENTAL AGREEMENT, entered into as of March 31 , 1995 by and between THE BOEING COMPANY, a
Delaware corporation with its principal office in Seattle, Washington, (Boeing) and Continental Airlines Inc., a
Delaware corporation with its principal office in Houston, Texas (Buyer);

       WHEREAS, the parties hereto entered into Purchase
Agreement No. 1784 dated March 18, 1993, as amended and supplemented, relating to Boeing Model 767-324ER aircraft
(the Agreement); and

       WHEREAS, Boeing has offered, at Buyer's request, to reschedule delivery of twelve (12) Aircraft (Rescheduled Aircraft), currently scheduled to deliver to Buyer starting in 1995, to 1998 and later, and delete the Option Aircraft from the Agreement, subject to certain terms and conditions; and

       WHEREAS, Buyer has accepted Boeing's offer, and agreed to incorporate the terms and conditions of the accepted proposal in the Agreement; and

       WHEREAS, Boeing and Buyer have agreed to amend the Agreement to incorporate certain other changes;

       NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Agreement as follows:

1.     Table of Contents and Articles:

       1.1 Remove and replace, in its entirety, the Table of Contents with a new Table of Contents (attached hereto) to reflect amendment of the Agreement.

       1.2    Remove and replace, in its entirety, Article
2, Delivery, Title and Risk of Loss, with new Article 2
(attached hereto) to incorporate the delivery schedule for the Rescheduled Aircraft and add new Article 2.7, Aircraft
Delivery Schedule, to incorporate Schedule for Delivery of Model 767-324ER Aircraft.

       1.3    Remove and replace, in its entirety, Article
3, Price of Aircraft, with new Article 3 (attached hereto) to incorporate revised Advance Payment Base Prices for the Rescheduled Aircraft.

       1.4    Remove and replace, in its entirety, Article
7, Changes to the Detail Specification, with new Article 7
(attached hereto). Article 7.2, Program Changes, has been deleted and replaced with new Article 7.2, Change Orders.

       1.5    Add a Schedule for Delivery of Model 767-324ER
Aircraft following Article 15, (attached hereto) to incorporate the Rescheduled Aircraft and add information relating to previously delivered Aircraft.

2.     Exhibit D:

       2.1    Remove and replace Pages D-1 through D-4 of
Exhibit D, Price Adjustment Due to Economic Fluctuations
Airframe Price Adjustment (1992 Base Price), with new Pages
D-1 through D-4 (attached hereto) to incorporate a revised schedule for the Rescheduled Aircraft.

3.     Letter Agreements:

       3.1    Delete, in its entirety, Letter Agreement
1784-3, Option Aircraft, in response to Buyer's request to terminate its options to purchase additional Model 767-324ER
Aircraft.

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT]

The Agreement will be deemed to be supplemented to the extent herein provided and as so supplemented will continue in full force and effect.


EXECUTED IN DUPLICATE as of the day and year first above written.

THE BOEING COMPANY                 CONTINENTAL AIRLINES INC.



By:  /s/ RICHARD G. PLANK          By: /s/ JOHN LUTH


Its:    Attorney-In-Fact           Its:Senior Vice President


                      TABLE OF CONTENTS
ARTICLES                                           Page
Rev. By

ARTICLE 1.    Subject Matter of Sale..............  1-1
SA#2

ARTICLE 2.    Delivery, Title and Risk of Loss....  2-1
              SA#3

ARTICLE 3.    Price of Aircraft...................  3-1
              SA#2

ARTICLE 4.    Taxes...............................  4-1

ARTICLE 5.    Payment.............................  5-1

ARTICLE 6.    Excusable Delay.....................  6-1

ARTICLE 7.    Changes to the Detail Specification.  7-1
              SA#3

ARTICLE 8.    Federal Aviation Requirements and
Certificates .......................  8-1

ARTICLE 9.    Representatives, Inspection,
Flights and Test Data...............  9-1

ARTICLE 10.   Assignment, Resale or Lease.........  10-1

ARTICLE 11.   Termination for Certain Events......  11-1

ARTICLE 12.   Product Assurance; Disclaimer and
Release; Exclusion of Liabilities;
Customer Support; Indemnification
and Insurance.......................  12-1

ARTICLE 13.   Buyer Furnished Equipment and
Spare Parts.........................  13-1  SA#2

ARTICLE 14.   Contractual Notices and Requests....  14-1

ARTICLE 15.   Miscellaneous.......................  15-1

Schedule for Delivery of Model 767-324ER Aircraft
              SA#3

EXHIBITS

EXHIBIT A     Aircraft Configuration .............  A-1
              SA#2

EXHIBIT B     Product Assurance Document .........  B-1
              SA#2

EXHIBIT C     Customer Support Document ..........  C-1
              SA#2

EXHIBIT D     Price Adjustments Due to Economic
              SA#3
Fluctuations - Airframe and Engines   D-1

EXHIBIT E     Buyer Furnished Equipment Provisions
Document ...........................  E-1   SA#2

EXHIBIT F     Defined Terms Document .............  F-1
              SA#2



LETTER AGREEMENTS

1784-1            Spare Parts Support
              SA#2

1784-2            Seller Purchased Equipment
              SA#2

1784-3            Option Aircraft (CANCELLED)
              SA#3

1784-4            Waiver of Aircraft Demonstration Flights
              SA#2

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]


SUPPLEMENTAL AGREEMENTS                Dated as of:

Supplemental Agreement No. 1           April 29, 1993

Supplemental Agreement No. 2           November 4, 1993

Supplemental Agreement No. 3           March 31, 1995

ARTICLE 2.    Delivery, Title and Risk of Loss.

       2.1    Time of Delivery.  The Aircraft will be
delivered to Buyer by Boeing, and Buyer will accept delivery of the Aircraft, in accordance with the following schedule:

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT]


       2.2 Notice of Target Delivery Date. Boeing will give Buyer notice of the Target Delivery Date of the Aircraft approximately 30 days prior to the scheduled month of delivery.

       2.3 Notice of Delivery Date. Boeing will give Buyer at least 7 days' notice of the delivery date of the Aircraft. If an Aircraft delivery is delayed beyond such delivery date due to the responsibility of Buyer, Buyer will reimburse Boeing for all costs incurred by Boeing as a result of such delay, including amounts for storage, insurance, Taxes, preservation or protection of the Aircraft and interest on payments due.

       2.4 Place of Delivery. The Aircraft will be delivered at a facility selected by Boeing in the State of Washington, unless mutually agreed otherwise.

       2.5 Title and Risk of Loss. Title to and risk of loss of an Aircraft will pass from Boeing to Buyer upon delivery of such Aircraft, but not prior thereto.

       2.6 Documents of Title. Upon delivery of and payment for each Aircraft, Boeing shall deliver to Buyer a bill of sale duly conveying to Buyer good title to such Aircraft free and clear of all liens, claims, charges and encumbrances of every kind whatsoever, and such other appropriate documents of title as Buyer may reasonably request.

ARTICLE 3.    Price of Aircraft.

       3.1    Definitions.

              3.1.1  Special Features are the features
listed in Exhibit A which have been selected by Buyer.

              3.1.2  Base Airframe Price is the Aircraft
Basic Price excluding the price of Special Features and Engines.

              3.1.3  Engine Price is the price established
by the Engine manufacturer for the Engines installed on the Aircraft including all accessories, equipment and parts set forth in Exhibit D.

              3.1.4  Aircraft Basic Price is comprised of
the Base Airframe Price, the Engine Price and the price of the Special Features.

              3.1.5  Economic Price Adjustment is the
adjustment to the Aircraft Basic Price (Base Airframe,
Engine and Special Features) as calculated pursuant to Exhibit D.

              3.1.6  Aircraft Price is the total amount
Buyer is to pay for the Aircraft at the time of delivery.

              3.1.7  Price First Published is the first
price published by Boeing for the same model of aircraft to be delivered in the same general time period as the affected Aircraft and is used to establish the Base Airframe Price when the Base Airframe Price was not established at the time of execution of this Agreement.

       3.2    Aircraft Basic Price.

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT]

       3.3    Aircraft Price.

              3.3.1  Block A Aircraft.  The Aircraft Price
of the Block A Aircraft will be established at the time of delivery of such Aircraft to Buyer and will be the sum of:

                     3.3.1.1

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT] plus

                     3.3.1.2

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT] plus

                     3.3.1.3       other price adjustments
made pursuant to this Agreement or other written agreements executed by Boeing and Buyer.

       3.4    Advance Payment Base Price.

              3.4.1  Advance Payment Base Price.  For
advance payment purposes, the following estimated delivery prices of the Aircraft have been established, using currently available forecasts of the escalation factors used by Boeing as of the date of signing this Agreement. The Advance Payment Base Price of each Aircraft is set forth below:

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT]

       3.4.2 Adjustment of Advance Payment Base Prices - Long-Lead Aircraft. For Aircraft scheduled for delivery 36 months or more after the date of this Agreement, the Advance Payment Base Prices appearing in Article 3.4.1 will be used to determine the amount of the first advance payment to be made by Buyer on the Aircraft. No later than 25 months before the scheduled month of delivery of the first Aircraft scheduled for delivery in a calendar year (First Aircraft), Boeing will increase or decrease the Advance Payment Base Price of the First Aircraft and all Aircraft scheduled for delivery after the First Aircraft as required to reflect the effects of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Boeing will provide the adjusted Advance Payment Base Prices for each affected Aircraft to Buyer, and the advance payment schedule will be considered amended to substitute such adjusted Advance Payment Base Prices.

ARTICLE 7.    Changes to the Detail Specification.

       7.1 Development Changes. Boeing may, at its own expense and without Buyer's consent, incorporate Development Changes in the Detail Specification and the Aircraft prior to delivery to Buyer. Development Changes are defined as changes to the basic specification for Model 767-300ER aircraft that neither affect the Aircraft Purchase Price nor adversely affect Aircraft delivery, guaranteed weight, guaranteed performance or compliance with the interchangeability or replaceability requirements set forth in the Detail Specification. Development Changes are changes deemed necessary to correct defects, prevent delay, or insure compliance with this Agreement. If Boeing makes changes pursuant to this paragraph, Boeing will promptly notify Buyer of such changes.

       7.2 Change Orders. The Detail Specification and associated provisions of this Agreement may be amended by Change Order or other written agreement, which will state the particular changes to be made and any effect on design, performance, weight, balance, time of delivery, Aircraft
Basic Price and Advance Payment Base Price.

Continental Airlines, Inc.
Delivery Schedule for Model 767-324ER Aircraft

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT]

PRICE ADJUSTMENT DUE TO
ECONOMIC FLUCTUATIONS
AIRFRAME PRICE ADJUSTMENT
(1992 Base Price)

(Relating to Block A Aircraft)

1.     Formula.

       The Airframe Price Adjustment will be determined at the time of Aircraft delivery in accordance with the following formula:

       Pa = (P)(L + M - 1)

       Where:

       Pa = Airframe Price Adjustment.

       L =  .65 x  ECI
                  116.2

       M =  .35 x  ICI
                  115.9

       P =  Aircraft Basic Price (as set forth in
            Article 3.2 of this Agreement) less the base price of Engines (as defined in this Exhibit D) in the amount of [CONFIDENTIAL MATERIAL OMITTED
            AND FILED SEPARATELY WITH THE SECURITIES AND
            EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
            CONFIDENTIAL TREATMENT].

     ECI = A value using the "Employment Cost Index for workers in aerospace manufacturing" (aircraft manufacturing, standard industrial classification code 3721, compensation, base month and year June 1989 = 100), as released by the Bureau of Labor Statistics, U.S. Department of Labor on a quarterly basis for the months of March, June, September and December, calculated as follows: A three-month arithmetic average value (expressed as a decimal and rounded to the nearest tenth) will be determined using the months set forth in the table below for the applicable Aircraft, with the released Employment Cost Index value described above for the month of March also being used for the months of January and February; the value for June also used for April and May; the value for September also used for July and August; and the value for December also used for October and November.

     ICI = The three-month arithmetic average of the released monthly values for the Industrial
            Commodities Index as set forth in the "Producer
            Prices and Price Index" (Base Year 1982 = 100) as released by the Bureau of Labor Statistics, U.S. Department of Labor values (expressed as a decimal and rounded to the nearest tenth) for the months set forth in the table below for the applicable Aircraft.

       In determining the value of L, the ratio of ECI divided by 116.2 will be expressed as a decimal rounded to the nearest ten-thousandth and then multiplied by .65 with the resulting value also expressed as a decimal and rounded to the nearest ten-thousandth.

       In determining the value of M, the ratio of ICI divided by 115.9 will be expressed as a decimal rounded to the nearest ten-thousandth and then multiplied by .35 with the resulting value also expressed as a decimal and rounded to the nearest ten-thousandth.

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT]

The following definitions of B and D will apply:

       [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
       WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT]


2. If at the time of delivery of an Aircraft Boeing is unable to determine the Airframe Price Adjustment because the applicable values to be used to determine the ECI and ICI have not been released by the Bureau of Labor
Statistics, then:

       2.1 The Airframe Price Adjustment, to be used at the time of delivery of each of the Aircraft, will be determined by utilizing the escalation provisions set forth above. The values released by the Bureau of Labor Statistics and available to Boeing 30 days prior to scheduled month of Aircraft delivery will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price Adjustment. If no values have been released for an applicable month, the provisions set forth in Paragraph 2.2 below will apply. If prior to delivery of an Aircraft the U.S. Department of Labor changes the base year for determination of the ECI or ICI values as defined above, such rebased values will be incorporated in the Airframe Price Adjustment calculation. The payment by Buyer to Boeing of the amount of the Purchase Price for such Aircraft, as determined at the time of Aircraft delivery, will be deemed to be the payment for such Aircraft required at the delivery thereof.

       2.2 If prior to delivery of an Aircraft the U.S. Department of Labor substantially revises the methodology used for the determination of the values to be used to determine the ECI and ICI values (in contrast to benchmark adjustments or other corrections of previously released values), or for any reason has not released values needed to determine the applicable Aircraft Airframe Price Adjustment, the parties will, prior to delivery of any such Aircraft, select a substitute for such values from data published by the Bureau of Labor Statistics or other similar data reported by non-governmental United States organizations, such substitute to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original values as they may have fluctuated during the applicable time period. Appropriate revision of the formula will be made as required to reflect any substitute values. However, if within 24 months from delivery of the Aircraft the Bureau of Labor Statistics should resume releasing values for the months needed to determine the Airframe Price Adjustment, such values will be used to determine any increase or decrease in the Airframe Price Adjustment for the Aircraft from that determined at the time of delivery of such Aircraft.

       2.3 In the event escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to equitably adjust the Purchase Price of any affected Aircraft to reflect an allowance for increases or decreases in labor compensation and material costs occurring since February, 1992, which is consistent with the applicable provisions of paragraph 1 of this Exhibit D.

       2.4 If required, Boeing will submit either a supplemental invoice or refund the amounts due Buyer as appropriate to reflect any increase or decrease in the Airframe Price Adjustment for the Aircraft from that determined at the time of delivery of such Aircraft. Any payments due Boeing or Buyer will be made with reasonable promptness.

3. For the calculations herein, the values released by the Bureau of Labor Statistics and available to Boeing 30 days prior to scheduled month of Aircraft delivery will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Airframe Price
Adjustment.

Note: Any rounding of a number, as required under this Exhibit D with respect to escalation of the airframe price, will be accomplished as follows: if the first digit of the portion to be dropped from the number to be rounded is five or greater, the preceding digit will be raised to the next higher number.

6-1162-WLJ-361R1


CONTINENTAL AIRLINES, INC.
2929 Allen Parkway
Houston, Texas  77019


Subject:      Letter Agreement No. 6-1162-WLJ-361R1 to
              Purchase Agreement No. 1784 -
              [CONFIDENTIAL MATERIAL OMITTED AND FILED
              SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION PURSUANT TO A REQUEST
              FOR CONFIDENTIAL TREATMENT]

Gentlemen:

This Letter Agreement amends Purchase Agreement No.
1784 dated March 18, 1993, as amended and supplemented
(the Agreement) between THE BOEING COMPANY (Boeing) and
CONTINENTAL AIRLINES, INC., relating to Model 767-324ER aircraft (the Aircraft).

All terms used herein and in the Agreement, and not defined herein, will have the same meaning as in the Agreement.

1. Boeing and Buyer each understand that certain commercial and financial information contained in the documents listed below (Confidential Documents) is considered by the other party to be confidential.

2. Boeing and Buyer agree that each party will treat the Confidential Documents and the information contained therein as confidential and will not, without the other party's prior written consent, disclose such Confidential Documents or any information contained therein to any other person or entity except as may be required by (i) applicable law or governmental regulations; or (ii) for financing the Aircraft in accordance with the provisions of Article 10 of the Agreement.

3. In connection with Buyer's disclosure or filing of Confidential Documents, or the information contained therein pursuant to any such applicable law or governmental regulation, Buyer will request and use its best reasonable efforts to obtain confidential treatment of such Confidential Documents and the information contained therein. Boeing agrees to cooperate with Buyer in making and supporting its request for confidential treatment.

  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
  WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
  TO A REQUEST FOR CONFIDENTIAL TREATMENT]

If the foregoing accurately reflects your understanding of the matters treated herein, please so indicate by signature below.



Very truly yours,

THE BOEING COMPANY




By /s/ RICHARD G. PLANK

Its   Attorney-In-Fact


ACCEPTED AND AGREED TO as of

this date:   March 31     , 1995

CONTINENTAL AIRLINES, INC.




By /s/ JOHN LUTH

Its Senior Vice President

6-1162-WLJ-363R1


Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019


Subject: Letter Agreement No. 6-1162-WLJ-363R1 to
         Purchase Agreement No. 1784 -
         [CONFIDENTIAL MATERIAL OMITTED AND FILED
         SEPARATELY WITH THE SECURITIES AND EXCHANGE
         COMMISSION PURSUANT TO A REQUEST FOR
         CONFIDENTIAL TREATMENT]

Gentlemen:

This Letter Agreement amends Purchase Agreement No. 1784 dated March 18, 1993, as amended and supplemented (the
Agreement) between THE BOEING COMPANY (Boeing) and
CONTINENTAL AIRLINES, INC.relating to Model 767-324ER aircraft (the Aircraft).

All terms used herein and in the Agreement, and not defined herein, will have the same meaning as in the Agreement.

  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
  WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
  A REQUEST FOR CONFIDENTIAL TREATMENT]

If the foregoing accurately reflects your understanding of the matters treated herein, please so indicate by signature below.


Very truly yours,

THE BOEING COMPANY



By /s/ RICHARD G. PLANK

Its    Attorney-In-Fact



ACCEPTED AND AGREED TO this

Date:   March 31     , 1995



CONTINENTAL AIRLINES, INC.



By  /s/ JOHN LUTH

Its  Senior Vice President

6-1162-WLJ-364R1


CONTINENTAL AIRLINES, INC.
2929 Allen Parkway
Houston, Texas  77019


Subject: Letter Agreement No. 6-1162-WLJ-364 to
         Purchase Agreement No. 1784 -
         [CONFIDENTIAL MATERIAL OMITTED AND FILED
         SEPARATELY WITH THE SECURITIES AND EXCHANGE
         COMMISSION PURSUANT TO A REQUEST FOR
         CONFIDENTIAL TREATMENT]

Gentlemen:

This Letter Agreement amends Purchase Agreement No. 1784 dated as of even date herewith (the Agreement) between THE BOEING COMPANY (Boeing) and CONTINENTAL AIRLINES,
INC-. (Buyer) relating to Model 767-324ER aircraft (the
Aircraft).

All terms used herein and in the Agreement, and not defined herein, will have the same meaning as in the Agreement.

  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
  WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
  A REQUEST FOR CONFIDENTIAL TREATMENT]

If the foregoing accurately reflects your understanding of the matters treated herein, please so indicate by signature below.


Very truly yours,

THE BOEING COMPANY



By /s/ RICHARD G. PLANK

Its    Attorney-In-Fact


ACCEPTED AND AGREED TO this

date:   March 31     , 1995

CONTINENTAL AIRLINES, INC.


By /s/ JOHN LUTH

Its Senior Vice President


6-1162-RGP-946

Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019

Subject: Letter Agreement No. 6-1162-RGP-946 to
         Purchase Agreements No. 1782, 1783, 1784 and
         1785 - [CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Gentlemen:

Reference is made to the following Purchase Agreements, each dated March 18, 1993, as amended and supplemented
(the Purchase Agreements) between THE BOEING COMPANY
(Boeing) and CONTINENTAL AIRLINES, INC. (Buyer):  Purchase
Agreement 1782 relating to model 737-524 Aircraft;
Purchase Agreement 1783 relating to model 757-224
Aircraft; Purchase 1784 relating to model 767-324ER
Aircraft; and Purchase Agreement 1785 relating to model
777-224 Aircraft. The Aircraft rescheduled for delivery to Buyer in 1998 and later are sometimes hereinafter referred to as the Rescheduled Aircraft.

This letter, when accepted by Buyer, will become part of the Purchase Agreements and will evidence our further agreement with respect to the matters set forth below.

All terms used herein and in the Purchase Agreement, and not defined herein, shall have the same meaning as in the Purchase Agreements.

At Buyer's request, and in consideration of Boeing's agreement to amend the Purchase Agreements, Boeing and Buyer hereby agree as follows:

  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
  WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
  A REQUEST FOR CONFIDENTIAL TREATMENT]

If the foregoing accurately reflects your understanding of the matters treated herein, please so indicate by signature below.


Very truly yours,

THE BOEING COMPANY



By /s/ RICHARD G. PLANK

Its    Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:   March 31     , 1995

CONTINENTAL AIRLINES, INC.



By  /s/ JOHN LUTH

Its Senior Vice President


Attachment A to 6-1162-RGP-946

  [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
  WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
  A REQUEST FOR CONFIDENTIAL TREATMENT]